UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2009

SELECTICA, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-29637	77-0432030
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1740 Technology Drive, Suite 460

San Jose, CA 95110

(408) 570-9700

(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 15, 2009, Selectica, Inc. (the “Company”) received written notification (the “Notice”) from The NASDAQ Stock Market (“NASDAQ”) that the Company no longer meets the requirement of NASDAQ Listing Rule 5450(a)(1) that the closing bid price of a listed security traded on The Nasdaq Global Market be at least $1.00 per share. The Company has been informed that its Common Stock has traded below $1.00 per share for 30 consecutive business days since August 3, 2009. NASDAQ Listing Rule 5810(c)(3)(A) provides for a 180 calendar grace period in which to regain compliance (the “Grace Period”) with NASDAQ Listing Rule 5450(a)(1). If, during the Grace Period, the Company’s Common Stock closes at $1.00 or more for a minimum of ten consecutive business days, the Company will receive confirmation of this fact from NASDAQ, unless staff exercises its discretion to extend this 10 day period pursuant to NASDAQ Listing Rule 5810(c)(3)(F).

If the Company does not regain compliance with the NASDAQ Listing Rule 5450(a)(1) at the expiration of the Grace Period, it will receive notification from the NASDAQ that its Common Stock is subject to delisting. If the Company receives such a letter it may appeal this determination to the NASDAQ Hearings Panel or apply to list its Common Stock on The Nasdaq Capital Market and become eligible for an additional grace period subject to qualifications contained in NASDAQ Listing Rule 5505.

As required by NASDAQ Listing Rule 5810(b), the Company has issued a press release as of September 18, 2009, reporting the receipt of the Notice and the NASDAQ Listing Rules upon which it is based. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
Exhibit 99.1	Press Release of Selectica, Inc., dated September 18, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SELECTICA, INC.

DATE: September 18, 2009	By:	/s/ Todd Spartz Todd Spartz Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit
Exhibit 99.1	Press Release of Selectica, Inc., dated September 18, 2009